Direct Line: (604) 443-4719
                                                          E-mail: dmceown@bdo.ca
                                                                       08-006778
February 8, 2000




David Jenkins
Patagonia Gold Corporation
1505 - 1060 Alberni Street
Vancouver, BC
V6E 4K2

Dear Mr. Jenkins:

This is to confirm that the client-auditor relationship between Patagonia Gold Corporation (Commission file number 0-26531) and BDO Dunwoody LLP has ceased.

Yours truly,


/s/ BDO Dunwoody LLP

Chartered Accountants


c.c.     Office of the Chief Accountant
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